UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/08/2008

B OF I HOLDING, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51201

Delaware	33-0867444
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12777 High Bluff Drive, Suite 100
San Diego, CA 92130
(Address of principal executive offices, including zip code)

858-350-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 7, 2008, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was putting Fannie Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. The U.S. Treasury also announced that dividends on Fannie Mae and Freddie Mac common and preferred stock were eliminated.

   Bank of Internet USA, (the "Bank"), a wholly-owned subsidiary of BofI Holding, Inc., had 400,000 shares of Fannie Mae Preferred Stock - Series S for a total face value of $10.1 million and a book value of $9.1 million at June 30, 2008.

   Based upon the government announcement of the conservatorship and the elimination of dividends on Fannie Mae Preferred stock, the Bank of Internet USA sold at the market open on September 8, 2008 its entire position of 400,000 shares for proceeds of $1.2 million for an estimated after tax loss of $4.7 million.

At June 30, 2008, the Bank had $24.9 million in capital in excess of its "well capitalized" requirement as defined by the Bank's primary regulator the Office of Thrift Supervision. After considering the impact of the loss on the sale of its FNMA Preferred Stock, the Bank remains "well capitalized".

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B OF I HOLDING, INC.

Date: September 09, 2008	By:	/s/ Gregory Garrabrants
Gregory Garrabrants
Chief Executive Officer